Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

American Homes 4 Rent

Agoura Hills, CA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 26, 2014, relating to the consolidated financial statements and schedule of American Homes 4 Rent which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Los Angeles, CA

August 7, 2014